Beckstead and Watts. LLP
-----------------------------
Certified Public Accountants
                                                 2425 W. Horizon Ridge Parkway
                                                            Henderson.NV 89052
                                                              702.257.1984 tel
                                                              702.362.0540 fax

February 11, 2005


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for APD Antiquities, Inc. (formerly GCJ, Inc.) (the "Company") and reported on the financial statements of the Company for the period ended March 31, 2004, and reviewed the financial statements of the Company through the interim period ended September 30, 2004. Effective February 8, 2005, we were terminated by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated February 8, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of Williams & Webster, PS, Certified Public Accountants, was approved by the Board of Directors, or that they have not previously consulted with the Company.

Very truly yours,

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP




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